UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2023

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on November 1, 2022, Benefitfocus, Inc. (the “Company”) entered into an Agreement and Plan of Merger, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2022 (the “Merger Agreement”), by and among the Company, Voya Financial, Inc., a Delaware corporation (“Parent”) and Origami Squirrel Acquisition Corp, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. On December 19, 2022, in connection with the Merger, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of the Company’s stockholders (“Special Meeting”) scheduled to be held on January 20, 2023. Additional information about how to attend the Special Meeting is contained in the Definitive Proxy Statement.

Litigation Related to the Merger

As previously disclosed in the Definitive Proxy Statement, one lawsuit had been filed in connection with the Merger between November 1, 2022 and December 16, 2022 against the Company and the directors of the Company (collectively, the “Defendants”). The complaint, Stein v. Benefitfocus, Inc. et al., C.A. No. 1:22-cv-10358-PAE, was filed on December 7, 2022 in the United States District Court for the Southern District of New York.

Following the filing of the Definitive Proxy Statement with the SEC, two additional lawsuits were filed in connection with the Merger against the Defendants. The complaint, Weiss v. Benefitfocus, Inc. et al., C.A. No. 1:22-cv-10719-PAE, was filed on December 20, 2022 in the United States District Court for the Southern District of New York. The complaint, Ballard v. Benefitfocus, Inc. et al., C.A. 1:22-cv-01640-UNA, was filed on December 29, 2022 in the United States District Court for the District of Delaware (Wilmington).

The complaints filed allege that the Defendants disseminated or authorized the dissemination of an incomplete or misleading proxy statement regarding the proposed Merger in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC Rule 14a-9 promulgated thereunder, including in respect of the disclosures concerning the Company’s financial projections and the analyses performed by the Company’s financial advisor in support of its fairness opinion. The complaints further allege that the directors of the Company are liable for these violations as “controlling persons” of the Company under Section 20(a) of the Exchange Act.

The complaints seek injunctive relief, including enjoining the Merger unless and until the Defendants disclose the allegedly omitted material information and rescinding the Merger in the event the Company consummates the Merger (or awarding rescissory damages). The complaints also seek, among other relief, damages and an award of attorneys’ and experts’ fees. The Company also has received seven letters on behalf of purported stockholders of the Company raising similar allegations and demanding the disclosure of certain additional information.

The Company believes that the claims and allegations in the complaints and stockholder letters are without merit and that no further disclosure is required under applicable law. However, in order to avoid the risk of the claims delaying or adversely affecting the Merger and to minimize the costs, risks, and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the complaints and letters and any assertion that additional disclosure was or is required.

Supplemental Disclosures to Definitive Proxy Statement

This supplemental information to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Nothing herein shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. All page references in the information below are to pages in the Definitive Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Definitive Proxy Statement. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

The following underlined language is added to footnote 2 to the table following the last full paragraph of the Definitive Proxy Statement entitled “The Merger Proposal—Financial Forecasts and Financial Projections” that appears on page 68.

(2)

“Unlevered Free Cash Flow” means Adjusted EBITDA less stock-based compensation, less capital expenditures, changes in net working capital and taxes. Unlevered Free Cash Flow from Q4 2022E to 2026E assumes no income taxes paid as a result of the utilization of the Company’s net operating losses. Unlevered Free Cash Flow was not presented in Alternative Case 2.

The following underlined language, table and corresponding footnotes are appended below the table following the last full paragraph of the Definitive Proxy Statement entitled “The Merger Proposal—Financial Forecasts and Financial Projections” that appears on page 68.

The following table presents a summary of the estimated allowable usage of net operating losses (“NOLs”) and applicable marginal tax rates from 2027 to 2032.

NOL Schedule (State)
	2027E	2028E	2029E	2030E	2031E	2032E
Allowable NOL Usage(1)	$44	$45	$46	$48	$0	$0

NOL Schedule (Federal)
Allowable NOL Usage(2)	$35	$36	$37	$38	$26	$0

(1)	Marginal state tax rate of 6.5% is assumed.
(2)	Marginal federal tax rate of 21.0% is assumed.

The following underlined language is added to the first full paragraph in the section of the Definitive Proxy Statement entitled “The Merger Proposal—Opinion of Benefitfocus’s Financial Advisor—Selected Precedent Transaction Analysis” that appears on page 72.

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Benefitfocus with respect to the industry, size, mix, margins and other characteristics of their business (with the selected transactions having occurred within the past four years and financial information with respect to each such transaction being publicly available at time of announcement of the applicable transaction).

The following underlined language is added to the table following the second full paragraph in the section of the Definitive Proxy Statement entitled “The Merger Proposal—Opinion of Benefitfocus’s Financial Advisor— Selected Precedent Transaction Analysis” that appears on page 73.

Date Announced	Acquiror	Target	EV/Revenue LTM	EV/Revenue NTM	EV/EBITDA LTM	EV/EBITDA NTM	EV ($ in billions)
10/3/2022	Francisco Partners, LP	bswift LLC	N/A	N/A	N/A	N/A	N/A
6/21/2022	TPG, Inc.	Convey Health Solutions Holdings, Inc.	3.1x	2.6x	15.7x	13.0x	$1.1
6/16/2022	Telus Corp	LifeWorks Holdings, Inc.	2.9x	2.8x	15.7x	14.5x	$2.3
1/5/2022	Vera Whole Health, Inc.	Castlight Health, Inc.	2.2x	2.2x	20.9x	N/A	$0.3
12/1/2021	Stone Point Capital LLC	Businessolver.com, Inc.	N/A	N/A	N/A	N/A	N/A
4/4/2021	Wex, Inc.	Benefit Express Services, LLC	N/A	N/A	N/A	N/A	$0.3
1/25/2021	Foley Trasimene Acquisition Corp.	Alight Solutions LLC	2.7x	2.6x	13.3x	12.2x	$7.3
10/27/2020	Teleperformance S.A.	Health Advocate, Inc.	4.9x	4.5x	13.9x	12.1x	$0.7
7/28/2020	TA Associates Management, L.P./Francisco Partners, LP	Edifecs, Inc. (51% stake)	N/A	N/A	N/A	N/A	N/A

Date Announced	Acquiror	Target	EV/Revenue LTM	EV/Revenue NTM	EV/EBITDA LTM	EV/EBITDA NTM	EV ($ in billions)
11/25/2019	Securian Financial Services, Inc.	Empyrean Capital Partners, LP	N/A	N/A	N/A	N/A	N/A
6/27/2019	HealthEquity, Inc.	WageWorks, Inc.	3.2x	3.1x	10.8x	11.0x	$1.5
1/17/2019	WEX, Inc.	Discovery Benefits, Inc.	4.3x	N/A	21.3x	N/A	$0.4
		Mean	3.3x	3.0x	15.9x	12.5x	$1.7
		Medium	3.1x	2.7x	15.7x	12.2x	$0.9

The following underlined language is added to the second full paragraph in the section of the Definitive Proxy Statement entitled “The Merger Proposal—Opinion of Benefitfocus’s Financial Advisor—Discounted Cash Flow Analysis” that appears on page 74.

To calculate the estimated enterprise value of Benefitfocus using the discounted cash flow method, Barclays added (i) Benefitfocus’s projected after-tax Unlevered Free Cash Flows for the last quarter of fiscal year 2022 and for fiscal years 2023 through 2026 based on the Management Case and (ii) the “terminal value” of Benefitfocus as of the end of fiscal year 2026, and discounted such amount to its present value using a mid-year convention and a range of selected discount rates. The after-tax Unlevered Free Cash Flows is Benefitfocus’s Adj. EBITDA less stock-based compensation, less capital expenditures and adjusting for changes in net working capital and taxes. The residual value of Benefitfocus at the end of the forecast period, or “terminal value,” was estimated by selecting a range of estimated LTM Adj. EBITDA exit multiples. Barclays assumed a range of terminal value LTM Adj. EBITDA exit multiples of 9.5x to 11.5x, which was derived by Barclays utilizing its professional judgment and experience, taking into account the results from the selected comparable companies analysis and applying such range to the Management Case. The range of after-tax discount rates of 11.0% to 13.0% was selected based on an analysis of the weighted average cost of capital of Benefitfocus, which was derived by applying the Capital Asset Pricing Model and took into account certain metrics including the beta of the Company, market risk premium, cost of debt and marginal tax rate. Barclays then calculated a range of implied prices per share of Benefitfocus by subtracting estimated net debt of $(143.0 million) as of September 30, 2022 and the value of Benefitfocus’s outstanding Preferred Stock (at liquidation value) of $80.0 million, in each case as provided by Benefitfocus’s management, and adding the present value of tax savings post-2026 in the amount of $23.0 million from Benefitfocus’s net operating losses derived from the Management Case using the discounted cash flow method to the estimated enterprise value and dividing such amount by the fully diluted number of shares of Common Stock as of October 31, 2022 (comprised of 34.4 million shares of Common Stock outstanding, 4.2 million Company RSUs and Company PRSUs outstanding and 0.1 million outstanding Company Options with a weighted average exercise price of $13.53, in each case as provided by Benefitfocus’s management). Based on its professional judgment and experience, Barclays selected a discount rate of 12% to calculate the present value of Benefitfocus’s tax savings post-2026. The following summarizes the result of these calculations:

The following underlined language is added to, and the crossed out language is deleted from, the first paragraph in the section of the Definitive Proxy Statement entitled “The Merger Proposal—Opinion of Benefitfocus’s Financial Advisor—Equity Research Target Prices Review” that appears on page 75.

Barclays reviewed publicly available one-year forward price targets for the Common Stock prepared and published by ~~three equity research firms~~ William Blair, KeyBanc Capital Markets and Piper Sandler that covered Benefitfocus as of October 31, 2022. The price targets published by the equity research firms did not necessarily reflect current market trading prices for the Common Stock. Barclays noted that the range of low to high one-year forward share price targets as of October 31, 2022 was $6.00 to $10.00 per share.

The following underlined language is added to the second full paragraph in the section of the Definitive Proxy Statement entitled “The Merger Proposal—Opinion of Benefitfocus’s Financial Advisor—General” that appears on page 77.

Barclays is acting as financial advisor to Benefitfocus in connection with the Merger. As compensation for its services in connection with the Merger, Barclays is entitled to a fee from Benefitfocus of $1.0 million, payable upon the delivery of Barclays’s opinion, which is referred to as the “Opinion Fee.” The Opinion Fee was not contingent upon the conclusion of Barclays’s opinion or the consummation of the Merger. Additional compensation of approximately $11.11 million will be payable by Benefitfocus upon completion of the Merger (against which the amount of the Opinion Fee as well as $250,000 of advisory fees previously earned by Barclays will be credited). In addition, Benefitfocus has agreed to reimburse Barclays for its reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by Benefitfocus and the rendering of Barclays’s opinion. Barclays has performed various investment banking and financial services for Benefitfocus and Voya in the past, and is likely to perform such services in the future, and has received, and is likely to receive, customary fees for such services. Specifically, in the past two years, the aggregate fees received by Barclays from Benefitfocus or invoiced (but not yet received) by Barclays to Benefitfocus for activism preparedness advisory services and other transaction-related advisory services were approximately $3.25 million (excluding the Opinion Fee and the fees payable to Barclays upon consummation of the Merger). In the past two years, Barclays has not performed any investment banking services for Voya for which it has received any fees.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, each as amended. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include the following: (i) conditions to the completion of the proposed transaction, including stockholder approval of the proposed transaction, might not be satisfied on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement between the parties to the proposed transaction; (iii) the effect of the announcement or pendency of the proposed transaction on the Company’s customers, suppliers, business relationships, operating results and business generally; (iv) the risk that the proposed transaction disrupts the Company’s current plans and operations and the potential difficulties in the Company’s employee retention as a result of the proposed transaction; (v) the risk related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that has been and may be instituted against the Company or its directors or officers related to the proposed transaction or the Merger Agreement between the parties to the proposed transaction; (vii) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (viii) the risk that the proposed transaction will not be consummated in a timely manner; and (ix) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K, as amended for the fiscal year ended December 31, 2021 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed acquisition, the Company has filed with the SEC and furnished to its stockholders the Definitive Proxy Statement and other relevant documents. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from the Company.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed acquisition. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 9, 2022. Investors may obtain additional information regarding the interest of such participants by reading the Definitive Proxy Statement regarding the proposed transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: January 13, 2023	By:	/s/ Alpana Wegner
Name: Alpana Wegner
Title: Chief Financial Officer